Exhibit 99.1

GREENBROOK TMS ANNOUNCES DELISTING FROM NASDAQ

February 23, 2024 – Toronto, ON – Greenbrook TMS Inc. (NASDAQ: GBNH) (“Greenbrook” or the “Company”) today announced receipt of the final delisting notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) due to the continued failure to satisfy either the $1.00 minimum bid price listing requirement in Nasdaq Listing Rule 5550(a)(2) or the minimum stockholders’ equity requirements in Nasdaq Listing Rule 5550(b). Nasdaq has notified the Company that trading of its common shares (the “Common Shares”) will be suspended as of the open of trading on February 26, 2024. After careful consideration, the Company determined that it was in the overall best interests of the Company not to appeal the decision.

The Company intends to quote the Common Shares on OTC Markets as soon as practicable following the suspension of its Common Shares on Nasdaq.

Nasdaq has informed the Company that it will file a Form 25-NSE with the U.S. Securities and Exchange Commission (the “SEC”), which will remove the Company’s Common Shares from listing on Nasdaq and registration under Section 12(b) of the U.S. Securities Exchange Act of 1934.

About Greenbrook TMS Inc.

Operating through 130 Company-operated treatment centers, Greenbrook is a leading provider of Transcranial Magnetic Stimulation (“TMS”) therapy and Spravato® (esketamine nasal spray), FDA-cleared, non-invasive therapies for the treatment of Major Depressive Disorder (“MDD”) and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. Spravato® is offered to treat adults with treatment-resistant depression and depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.3 million treatments to over 40,000 patients struggling with depression.

For further information please contact:

Glen Akselrod

Investor Relations

Greenbrook TMS Inc.

Contact Information:

investorrelations@greenbrooktms.com

1-855-797-4867

Cautionary Note Regarding Forward-Looking Information

Certain statements contained in this press release, including statements relating to the Company’s intention to quote the Common Shares on OTC Markets, may constitute “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively, “forward-looking information”). Forward-looking information may relate to the Company’s future financial and liquidity outlook and anticipated events or results and may include information regarding the Company’s business, financial position, results of operations, business strategy, growth plans and strategies, technological development and implementation, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding anticipated listings may be forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “budget”, “scheduled”, “estimates”, “outlook”, “forecasts”, “projection”, “prospects”, “strategy”, “intends”, “anticipates”, “does not anticipate”, “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “should”, “could”, “would”, “might”, “will”, “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements, including, without limitation: macroeconomic factors such as inflation and recessionary conditions, substantial doubt regarding the Company’s ability to continue as a going concern due to recurring losses from operations; inability to increase cash flow and/or raise sufficient capital to support the Company’s operating activities and fund its cash obligations, repay indebtedness and satisfy the Company’s working capital needs and debt obligations; prolonged decline in the price of the Common Shares reducing the Company’s ability to raise capital; inability to satisfy debt covenants under the Company’s credit facility with affiliates of Madryn Asset Management, LP (the “Credit Facility”) and the potential acceleration of indebtedness; risks related to the resolution of the Company’s ongoing litigation with Benjamin Klein and compliance with the terms of their settlement agreement; risks related to the ability to continue to negotiate amendments to the Credit Facility to prevent a default; risks relating to the Company’s ability to deliver and execute on the previously-announced restructuring plan (the “Restructuring Plan”) and the possible failure to complete the Restructuring Plan on terms acceptable to the Company or its suppliers (including Neuronetics, Inc.), or at all; risks relating to maintaining an active, liquid and orderly trading market for Common Shares as a result of the Company’s forthcoming delisting from Nasdaq; risks relating to the Company’s ability to realize expected cost-savings and other anticipated benefits from the Restructuring Plan; risks related to the Company’s negative cash flows, liquidity and its ability to secure additional financing; increases in indebtedness levels causing a reduction in financial flexibility; inability to achieve or sustain profitability in the future; inability to secure additional financing to fund losses from operations and satisfy the Company’s debt obligations; risks relating to strategic alternatives, including restructuring or refinancing of the Company’s debt, seeking additional debt or equity capital, reducing or delaying the Company’s business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining bankruptcy protection, and the terms, value and timing of any transaction resulting from that process; claims made by or against the Company, which may be resolved unfavorably to us; risks relating to the Company’s dependence on Neuronetics, Inc. as its exclusive supplier of TMS devices. Additional risks and uncertainties are discussed in the Company’s materials filed with the Canadian securities regulatory authorities and the SEC from time to time, available at www.sedarplus.ca and www.sec.gov, respectively. These factors are not intended to represent a complete list of the factors that could affect the Company; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.